As filed with the Securities and Exchange Commission on December 16, 1999

                                                Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                 PROXYMED, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                FLORIDA                                        65-0202059
    (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)

       2555 DAVIE ROAD, SUITE 110
        FORT LAUDERDALE, FLORIDA                                  33317
(Address of Principal Executive Offices)                        (Zip Code)

                         AMENDED 1993 STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                     1995 OUTSIDE DIRECTOR STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                 EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                                 HAROLD S. BLUE
                              CHAIRMAN OF THE BOARD
                                 PROXYMED, INC.
                           2555 DAVIE ROAD, SUITE 110
                         FORT LAUDERDALE, FLORIDA 33317
                     (Name and Address of Agent For Service)

                                 (954) 473-1001
          (Telephone Number, Including Area Code, of Agent For Service)

                          COPIES OF COMMUNICATIONS TO:

    FRANK M. PUTHOFF, ESQ.                           SPENCER G. FELDMAN, ESQ.
 EXECUTIVE VICE PRESIDENT AND                            GREENBERG TRAURIG
     CHIEF LEGAL OFFICER                                 METLIFE BUILDING
        PROXYMED, INC.                              200 PARK AVENUE, 15TH FLOOR
  2555 DAVIE ROAD, SUITE 110                         NEW YORK, NEW YORK 10166
FORT LAUDERDALE, FLORIDA 33317                            (212) 801-9200
        (954) 473-1001


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       PROPOSED              PROPOSED
                                                 AMOUNT                MAXIMUM                MAXIMUM               AMOUNT OF
                TITLE OF                         TO BE             OFFERING PRICE            AGGREGATE            REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED(1)           PER SHARE            OFFERING PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,    34,750 shares(2)          $10.03(3)            $348,585.94            $92.03(2)
underlying certain Plan options
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,    374,833 shares(2)         $11.694(3)           $4,383,297.10          $1,157.19(2)
underlying certain non-Plan options
------------------------------------------------------------------------------------------------------------------------------------
           Total                            409,583 shares                 --              $4,731,883.04          $1,249.22
====================================================================================================================================

----------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock, par value $.001 per share (the "Common Stock"), of ProxyMed, Inc. (the "Company") being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) On May 29, 1996, the Company filed a Registration Statement on Form S-8 (Registration No. 333-04717) (the "1996 Form S-8") covering 1,282,500 shares of Common Stock underlying options available under the Company's 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), and 1995 Outside Director Stock Option Plan (the "1995 Outside Director Plan"), and non-qualified options granted outside of the Company's stock option plans. A registration fee of $2,948.28 was paid in connection with the 1996 Form S-8. On April 17, 1998, the Company filed a Registration Statement on Form S-8 (Registration No. 333-50391) (the "1998 Form S-8") covering 737,934 shares of Common Stock underlying options available under the Company's 1997 Stock Option Plan (the "1997 Plan") and non-qualified options granted outside of the Company's stock option plans. A registration fee of $2,422.90 was paid in connection with the 1998 Form S-8. The 1996 Form S-8 and the 1998 Form S-8 are incorporated herein by reference in their entirety. Pursuant to General Instruction E to Form S-8, this Registration Statement constitutes: (i) Post-Effective Amendment No. 1 to the 1996 Form S-8 and the 1998 Form S-8 relating to an aggregate of 2,020,434 shares of Common Stock, all of which shares are being carried forward hereby; and (ii) a new registration statement relating to an aggregate of 409,583 shares of Common Stock, consisting of (a) 6,000 additional shares of Common Stock underlying options available under the 1993 Plan, (b) 23,250 additional shares of Common Stock underlying options available under the 1995 Plan, (c) 3,000 additional shares of Common Stock underlying options available under the 1995 Outside Director Plan, (d) 2,500 additional shares of Common Stock underlying options available under the 1997 Plan, and (e) 374,833 shares of Common Stock underlying non-qualified stock options granted outside of the Company's stock option plans to certain prospective employees, all of which shares of Common Stock are being registered hereby. The $1,246.64 registration fee paid in connection with this Registration Statement relates to the 409,583 shares of Common Stock being registered hereby.

(3) Computed in accordance with Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the total registration fee. With respect to 34,750 shares of Common Stock underlying options available under the 1993 Plan, the 1995 Plan, the 1995 Outside Director Plan and the 1997 Plan, the registration fee is based on $10.03 per share, the average of the reported high and low sales prices (rounded to the nearest cent) of the Common Stock in the Nasdaq National Market on December 10, 1999. With respect to the 374,833 shares of Common Stock underlying non-qualified stock options granted outside of the Company's stock option plans, the registration fee is based on $11.694 per share, the weighted average exercise price (rounded to the nearest cent) at which the shares will be issued.

                                EXPLANATORY NOTE

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement"), or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference into this Registration Statement the following documents heretofore filed by the Company with the Commission (File No. 0-22052) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

           (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Company's Forms 10-K/A filed on June 21, 1999 and July 22, 1999;

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended by the Company's Forms 10-Q/A filed on June 18, 1999 and July 22, 1999; the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

           (c) The Company's Current Report on Form 8-K dated December 31, 1998 (relating to the Key Communications merger); and the Company's Current Report on Form 8-K dated May 19, 1998 (relating the the Integrated Medical Systems acquisition); and

           (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A declared effective on August 5, 1993, including any other amendment or report filed for the purpose of updating such information.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such a corporation)

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
by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the corporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article VII of the Company's Restated Articles of Incorporation and
Article VII of the Company's By-Laws provide for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         The Company's employment agreements with its principal executive officers limit their personal liability for monetary damages for breach of their fiduciary duties as officers and directors, except for liability that cannot be eliminated under the Florida Business Corporation Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See "EXHIBIT INDEX" included in this Registration Statement following the signature page, which index is incorporated herein by reference thereto.

ITEM 9. UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 14th day of December 1999.

                                                     PROXYMED, INC.

                                                       By:/s/HAROLD S. BLUE
                                                          ----------------------
                                                          Harold S. Blue
                                                          Chairman of the Board

                              --------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold S. Blue and Bennett Marks, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                            CAPACITY                         DATE
    ---------                            --------                         ----

/s/HAROLD S. BLUE                   Chairman of the Board                December 14, 1999
-----------------
Harold S. Blue                      (principal executive officer)

/s/JOHN B. OKKERSE, JR., PH.D.      Chief Executive Officer              December 14, 1999
------------------------------
John B. Okkerse, Jr., Ph.D.         and Director



/s/BENNETT MARKS                    Executive Vice President,            December 14, 1999
----------------
Bennett Marks                       Chief Financial Officer
                                    and Director (principal financial
                                    and accounting officer)

/s/PETER A.A. SAUNDERS              Director                             December 14, 1999
----------------------
Peter A.A. Saunders

/s/KEVIN E. MOLEY                   Director                             December 14, 1999
-----------------
Kevin E. Moley

/s/BERTRAM J. POLAN                 Director                             December 14, 1999
-------------------
Bertram J. Polan

/s/EUGENE R. TERRY                  Director                             December 14, 1999
------------------
Eugene R. Terry


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION
------                                      -----------

 3.1               Articles of Incorporation of the Company, as amended. (1)
 5.1               Opinion of Greenberg Traurig. (*)
10.10              Amended 1993 Stock Option Plan. (2)
10.11              1995 Stock Option Plan. (1)
10.12              1995 Outside Director Stock Option Plan. (1)
10.18              1997 Stock Option Plan. (3)
10.23              Form of Employee Non-Qualified Stock Option Agreement. (*)
23.1               Consent of PricewaterhouseCoopers LLP (ProxyMed). (*)
23.2               Consent of PricewaterhouseCoopers LLP (WPJ). (*)
23.3               Consent of McCauley, Nicolas & Company, LLC (Key). (*)
23.4               Consent of Greenberg Traurig (included in Exhibit 5.1). (*)
25.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).(*)

-------------------------------

(*)  Filed herewith.

(1) Incorporated herein by reference and filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-2678).

(2) Incorporated herein by reference and filed as an exhibit to the Company's Proxy Statement on Schedule 14A relating to its 1994 Annual Meeting of Shareholders (File No. 0-22052).

(3) Incorporated herein by reference and filed as an exhibit to the Company's Proxy Statement on Schedule 14A relating to its 1997 Annual Meeting of Shareholders (File No. 0-22052).

                                      II-6